UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17th, 2019

BLAKE INSOMNIA THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-55022	46-0780380
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

244 5th Avenue Suite A-154

New York, NY 10001

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: +1-646-453-4912

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

Reference is made to the disclosure set forth under Items 1.01 and 5.02 of this Report, which disclosure is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On May 15, 2019, the board of directors (the “Board”) of Blake Insomnia Therapeutics, Inc., (the “Company”) voted to increase the size of the Board from one director to two directors, and to recommend that the shareholders of the Company elect Daniel Blum to serve as a member of the Board.

Further, on May 15, 2019, the majority shareholder of the Company (the “Shareholder”) elected Daniel Blum to serve on the Board of the Company.

Additionally, on May 15, 2019, Daniel Cattlin, the Company’s President, Chief Executive Officer, Treasurer, and a member of the Board, submitted to the Company his resignation letter pursuant to which he resigned from his positions as President, Chief Executive Officer, Treasurer, and member of the Board. Mr. Cattlin’s resignation was not a result of any disagreements relating to the Company’s operations, policies or practices.

Also, on May 15, 2019, the Board accepted the resignation of Daniel Cattlin and appointed Daniel Blum to serve as the President, Chief Executive Officer, Secretary, and Treasurer of the Company.

Daniel Blum, 30, President, Chief Executive Officer, Secretary, Treasurer, and Director.

Mr. Blum started work as a Business Development Manager at Starwood Hotels Worldwide. He worked jointly with all New York Starwood Hotels to find new partnership opportunities. Assisted in bringing on new business and collaborating with operations and sales to ensure the desired startup exceeding the customer standards.

Mr. Blum then went on to work at Preqin, a provider of market research and analytics to alternative asset managers and investors to assist them with return-on-investment opportunities. He helped secure a wide range of business from investment banks, private equity firms, private debt, hedge funds and consulting firms to name but a few. Presented a weekly economic briefing to the team; containing US macroeconomic, foreign exchange rate, and international commodities analysis. Working with Preqin’s product team, he designed and built a sustainable product and pricing model for the US market, giving him a comprehensive understanding of the financial, legal, and compliance procedures involved in the business sector.

Mr. Blum then worked as an Account Executive at Salesforce (NYSE: CRM | Market Cap £122B), where he developed his negotiation skills selling salesforce’s SaaS platform consisting of Sales, Customer Service, Marketing, Platform (PaaS), Analytics, Artificial Intelligence, and Team Collaboration solutions, advising high-growth, early-stage start-ups on the value of the Platform.

Mr. Blum then went to work for Pitchbook as a business development executive. Pitchbook SaaS delivers data, research, and technology covering the private capital markets, including venture capital, private equity, and M&A transactions.

Family Relationships

There are no family relationships between Mr. Blum and any previous officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K or Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished herewith:

Exhibit Number	Description

17	Letter of Resignation, dated May 15, 2019 by Daniel Cattlin.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blake Insomnia Therapeutics, Inc.

Dated: May 17, 2019	By:	/s/ Daniel Blum
	Name:	Daniel Blum
	Title:	President

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